UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 11, 2019

ANSYS, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-20853	04-3219960
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2600 ANSYS Drive, Canonsburg, PA		15317
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (844) 462-6797

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	ANSS	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events

On September 11, 2019, ANSYS, Inc. (“ANSYS”) announced that it has entered into a definitive agreement to acquire Livermore Software Technology Corporation (“LSTC”). LSTC is the premier provider of explicit dynamics and other advanced finite element analysis technology. The purchase price for the transaction is $775 million, of which 60% of the consideration will be paid in cash and 40% will be paid through the issuance of ANSYS common stock to the current owners of LSTC. In conjunction with the transaction, ANSYS anticipates obtaining new debt financing to fund all or a significant portion of the cash component of the purchase price.

The transaction is expected to close in the fourth quarter of 2019, subject to the satisfaction of customary closing conditions and regulatory clearance. ANSYS management will provide further details regarding the transaction and its impact on the 2019 financial outlook after the closing. ANSYS expects that the transaction will add $60 million to $65 million of non-GAAP revenue to its 2020 results and will be neutral to modestly accretive to non-GAAP operating margins and diluted earnings per share. Non-GAAP projections exclude the effects of acquisition adjustments to deferred revenue, stock-based compensation, amortization of acquired intangible assets and transaction costs related to the acquisition.

Forward-Looking Statements

This information contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the proposed acquisition, including statements regarding the benefits of the acquisition, the anticipated timing of the acquisition and the products and markets of each company. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to: (i) the risk that the acquisition may not be completed in a timely manner or at all, (ii) the failure to satisfy the conditions to the consummation of the acquisition, including the receipt of certain regulatory approvals, (iii) the occurrence of any event, change or other circumstance that could give rise to the termination of the acquisition agreement, (iv) risks that the proposed transaction disrupts current plans and operations of LSTC and potential difficulties in LSTC employee retention as a result of the transaction, (v) risks related to diverting management’s attention from LSTC’s ongoing business operations, (vi) the ability of ANSYS to successfully integrate LSTC’s operations, product lines, and technology, and (vii) the ability of ANSYS to implement its plans, forecasts, and other expectations with respect to LSTC’s business after the completion of the proposed acquisition and realize additional opportunities for growth and innovation. In addition, please refer to the documents that ANSYS files with the SEC on Forms 10-K, 10-Q and 8-K. These filings identify and address other important risks and uncertainties that could cause events and results to differ materially from those contained in the forward-looking statements set forth in this press release. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and ANSYS assumes no obligation to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANSYS, Inc.
(Registrant)

September 11, 2019	/s/ Ajei S. Gopal
Ajei S. Gopal
President and Chief Executive Officer